Exhibit 10.3

EXTENSION NO. 2 OF SENIOR SECURED PROMISSORY NOTE

This Extension No. 2 of Senior Secured Promissory Note (“Note Extension”) is made and entered into as of July 19, 2024, by and between PRESTO AUTOMATION INC., a Delaware corporation and PRESTO AUTOMATION LLC, a Delaware limited liability company (collectively, “Maker”) and PRESTO CA LLC, a Delaware limited liability company (“Lender”).

RECITALS

WHEREAS, Maker and Lender are parties to the certain Senior Secured Promissory Note dated March 21, 2024 (“Note”);

WHEREAS, Maker and Lender extended the Note on May 15, 2024;

WHEREAS, Maker and Lender wish to further extend the Note on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Extension of Maturity Date. The Maturity Date of the Note as defined in Section 2 thereof is hereby extended to be the same as the Termination Date pursuant to that certain First Amendment to Cooperation Agreement, dated July 19, 2024, by and among Presto Automation LLC, Presto Automation Inc., the lenders party thereto and Metropolitan Partners Group Administration, LLC.

2.            No Further Amendment. Except as expressly set forth herein, the Note shall remain unmodified and in full force and effect.

3.            Ratification; Integration; Amendment. The Note, as amended by this Note Extension, constitutes the entire agreement between Maker and Lender with respect to its subject matter and the parties hereby ratify and affirm that the Note remains in full force and effect, enforceable in accordance with its terms as amended by this Note Extension. There are no oral or other agreements, including but not limited to any representations or warranties, which modify or affect the Note (as amended by this Note Extension). No modification, termination or amendment of the Note (as amended by this Note Extension) may be made except by written agreement executed by both Maker and Lender.

4.            Counterparts. This Note Extension may be executed and delivered in any number of counterparts and via facsimile with the same effect as if all parties had executed the same original. All such counterparts, when taken together, shall constitute one and the same instrument.

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DATED as of the date and year first above written.

Maker:		Holder:

PRESTO AUTOMATION INC.		PRESTO CA LLC
a Delaware limited liability company		a Delaware limited liability company

By:	/s/ Guillaume Lefevre	By:	/s/ Joseph McCoy
Name:	Guillaume Lefevre	Name:	Joseph McCoy
Title:	Interim Chief Executive Officer	Title:	Authorized Signatory

PRESTO AUTOMATION LLC
a Delaware limited liability company

By:	/s/ Guillaume Lefevre
Name:	Guillaume Lefevre
Title:	Interim Chief Executive Officer

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